Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 to be filed pursuant to Rule 462(b) of the Securities Act of 1933 of our report dated April 16, 2010, except for Note 12(c) which is as of July 9, 2010, relating to the financial statements of Molycorp, LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Denver, Colorado
February 10, 2011